================================================================================
           As filed with the Securities and Exchange Commission on July 31, 2002
                                           Registration Statement No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933

                  AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.
                  (Formerly American Consolidated Mining Co.)
              ---------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Utah                                       87-0375093
      (State or other jurisdiction                        (IRS employer
          of incorporation)                            identification no.)

      70 West Canyon Crest Rd., Suite D, Alpine, Utah          84004
      ------------------------------------------------       ----------
         (Address of principal executive offices)            (Zip code)


       American consolidated management group employee debt repayment plan
      --------------------------------------------------------------------
                            (Full Title of the Plan)

                                Eric L. Robinson
                              BLACKBURN & STOLL, LC
                         77 West Second South, Suite 400
                     Salt Lake City, UT 84101 (801) 521-7900
             ------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                              CALCULATION OF REGISTRATION FEE
========================== ======================= ======================= ======================= =======================
                                                          Proposed                Proposed
                                   Amount                 Maximum                 Maximum                Amount of
Title of Securities to be          to be               Offering Price            Aggregate              Registration
       Registered              Registered (1)          Per Share (2)         Offering Price(2)           Fee (2)(3)
-------------------------- ----------------------- ----------------------- ----------------------- -----------------------
Common Stock, par value
$.01                              662,894                  $1.01                 $669,522.94              $61.60
========================== ======================= ======================= ======================= =======================

(1) 662,894 shares which may be issued under the American Consolidated Management Group Employee Debt Repayment Plan

(2) Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Exchange Act of 1933, as amended, on the basis of the average of the high and low prices of a share of the Registrant's common stock, $.01 par value, as reported on the OTC Bulletin Board on July 29, 2002.

(3) Registration Fee is calculated on the basis of $92 per $1,000,000 of the Proposed Maximum Aggregate Offering Price.

     Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of American Consolidated Management Group, Inc. common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of American Consolidated Management Group, Inc.'s outstanding shares of common stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents previously filed by American Consolidated Management Group, Inc., Formerly American Consolidated Mining Co., (the "Company or "ACMG") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

         o Annual Report on Form 10-KSB, for the year ended December 31, 2001,

         o Quarterly Report on Form 10-QSB for the period ended March 31, 2002,

         o        Current Report on Form 8-K filed on June 24, 2002, and

         o The description of the Registrant's common stock set forth in the Registrant's registration statement filed on Form 10 pursuant to Section 12 of the Securities Exchange Act on September 15, 1992, including any amendment or report filed with the Commission for the purpose of updating this description.

         All documents subsequently filed by ACMG pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interest of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         The Utah Revised Business Corporation Act permits the Company to indemnify its directors, officers, employees and agents, subject to limitations imposed by the Utah Revised Business Corporation Act. The Company has made no other arrangements with its directors and officers regarding indemnification.

Item 7. Exemption From Registration Claimed.

         Not applicable.

Item 8. Exhibits.

       EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT

         4.1      American Consolidated Management Group Employee Debt Repayment
                  Plan
         4.2 Articles of Restatement of Articles of Incorporation, dated June 14, 2002.
         4.3 Bylaws of the Company (Incorporated by reference to Exhibit 3(i) of the Company's Annual Report on Form 10-KSB, dated December 31, 2000)
         5.1      Opinion of Blackburn & Stoll, LC
         23.1 Consent of Blackburn & Stoll, LC (contained in Exhibit 5.1 hereto)
         23.2     Consent of Independent Public Accountants
         24.1     Power of Attorney (included on signature pages hereto)

Item 9. Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

                           (ii) Reflect in the prospectus any facts or events
                  which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) Include any additional or changed material
                  information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and that the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpine, State of Utah, on July 30, 2002.

                                  AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.



                                  By   /s/ William Moeller
                                     -----------------------------------------
                                     Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints William Moeller as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments (including pre-effective and post-effective amendments) to this registration statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

       Signature                      Title                            Date
-----------------------    ------------------------------------    -------------

 /s/ William Moeller       Chief Executive Officer and Director    July 30, 2002
-----------------------    (principal executive officer)
William Moeller

 /s/ Herschel J. Walker    Director                                July 30, 2002
-----------------------
Herschel J. Walker


 /s/ Robert J. Holladay    Vice President and Director             July 30, 2002
-----------------------
Robert J. Holladay


 /s/ John M. DeNiro        Secretary, Treasurer and Director       July 30, 2002
-----------------------
John M. DeNiro


 /s/ Keith W. Moeller      Vice-President                          July 30, 2002
-----------------------
Keith W. Moeller

 /s/  Scott S. Moeller     Acting Controller (principal            July 30, 2002
-----------------------    financial officer)
Scott S. Moeller

 /s/ Steven J. Haslam      Director                                July 30, 2002
-----------------------
Steven J. Haslam

 /s/ George E. Mappin      Director                                July 30, 2002
-----------------------
George E. Mappin